Exhibit 99.1

CopyTele Presenting at the

15th Annual RedChip Fall Small-Cap Conference

Melville, NY – October 2, 2012: CopyTele, Inc. (OTCBB: COPY) today announced that Robert Berman, CopyTele’s (CTI) President and CEO, will be making a presentation regarding CTI’s patented technologies and new business model of patent monetization at the 15th Annual RedChip Fall Small-Cap Conference in San Francisco, CA on Thursday October 11, 2012 at 3:00pm.

Mr. Berman will also be interviewed for a RedChip TV broadcast. The presentation and interview will be available for viewing via webcast on the day of presentation and will be available for the next 90-days at the RedChip website http://www.redchip.com  or on the CTI website, www.CopyTele.com.

The RedChip Fall Small-Cap Conference will be held at The Palace Hotel, 2 New Montgomery Street, San Francisco, CA 94105. RedChip Companies provide a platform to share ideas and discuss market dynamics surrounding small-cap companies. RedChip conferences bring institutional investors and management teams together for presentations, one-on-one meetings and breakout sessions. Preregistration is required for this exclusive event, to reserve your spot, please visit http://www.redchip.com/conference. To schedule a one-on-one meeting with Mr. Berman please select the option at the time of your registration.

For questions regarding this event, CTI or any of its patented technologies please contact Ron Tenio at 631-549-5900 x 112 or rtenio@copytele.com.

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Forward-Looking Statements: Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele's current expectations concerning future events and results. We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  These risks, uncertainties and factors include, but are not limited to, those factors set forth in “Item 1A – “Risk Factors and other sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2011 as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.